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                                                                Exhibit 99.b.10A

                        Sutherland, Asbill & Brennan LLP
                  Atlanta Austin New York Tallahasee Washington

1275 Pennsylvania Avenue, N.W.                              Tel:  (202) 383-0100
Washington, D.C.  20004-2415                                Fax:  (202) 637-3593

     STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com


                                December 21, 1998


The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

     Re:     TIAA-CREF Life Insurance Company
             Registration Statement on Form N-4
             File Nos. 333-61761 and 811-08963

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Pre-Effective Amendment No. 2 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Sincerely,

                                               SUTHERLAND, ASBILL & BRENNAN LLP

                                      By:      /s/ Steven B. Boehm
                                               --------------------------
                                                   Steven B. Boehm